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                               EXHIBIT (8)(G)(1)
                               -----------------

                     AMENDMENT TO PARTICIPATION AGREEMENT,
                  DATED AS OF DECEMBER 15, 1997, BY AND AMONG
                      OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                            OPPENHEIMERFUNDS, INC.,
                        AND PFL LIFE INSURANCE COMPANY


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                  [LETTERHEAD OF PFL LIFE INSURANCE COMPANY]

                     AMENDMENT TO PARTICIPATION AGREEMENT
                     ------------------------------------


     The Participation Agreement, dated as of December 15, 1997, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC., and PFL LIFE INSURANCE COMPANY (the "Agreement") is hereby amended as follows:

     Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE 3

Portfolios of Oppenheimer Variable Account Funds:

Oppenheimer Growth Fund
Oppenheimer Growth & Income Fund
Oppenheimer Strategic Bond Fund
Oppenheimer Multiple Strategies Fund
Oppenheimer Global Securities Fund
Oppenheimer High Income Fund"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  June 30, 1998


OPPENHEIMER VARIABLE ACCOUNT                 OPPENHEIMERFUNDS, INC.
FUNDS


By: /s/ Andrew J. Donahue                    By: /s/ Andrew J. Donahue
   ---------------------------------            --------------------------------
Name: Andrew J. Donahue                      Name: Andrew J. Donahue
Title: Vice President and Secretary          Title: Executive Vice President and
                                                    General Counsel


PFL LIFE INSURANCE COMPANY



By: /s/ William L. Busler
   ----------------------------
Name: William L. Busler
Title: President